Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	December 11, 2008

BUTLER NATIONAL BEGINS CONSTRUCTION PHASE OF THE

BOOT HILL CASINO AND RESORT IN DODGE CITY, KANSAS

Butler National Service Corporation Authorized a Topeka, Kansas development company to Construct Phase I of the Boot Hill Casino and Resort in Dodge City, Kansas

Olathe, Kansas, December 11, 2008, - Butler National Corporation (OTC Bulletin Board BUKS) a recognized provider of professional management services in the gaming industry, announces that its wholly-owned subsidiary Butler National Service Corporation entered into an agreement with BCH Development, L.C., a Topeka, Kansas based development company to immediately begin construction of Phase I of the Boot Hill Casino and Resort. Phase I of the casino is being constructed in accordance with the overall conceptual plans provided to and approved by the Kansas Lottery Commission, the Lottery Gaming Facility Review Board and the Kansas Racing and Gaming Commission.

On December 8, 2008, Butler National Corporation reported the Kansas Racing and Gaming Commission approved the contract and the results of the background investigation of its wholly-owned subsidiary Butler National Service Corporation to develop and manage a casino in the Southwest Gaming Zone located in Dodge City, Kansas. These actions cleared the project to begin in Dodge City.

The new Boot Hill Casino and Resort is designed to enhance and re-create the world famous 1870-1880's experience at the historic Boot Hill destination in Dodge City, Kansas. Estimates by a State of Kansas research study of casino revenue in the Dodge City destination market, range from $40 million to $60 million per year. Phase I of the development will require an investment of approximately $45 million and is planned to open in early December 2009. Phase II of the development is planned to be complete in 38 months and will cost an expected additional $42.5 million for a total of approximately $87.5 million. The Boot Hill Casino and Resort will be a significant economic stimulus for Dodge City, Southwest Kansas, and the entire State of Kansas.

Clark Stewart, President and CEO of Butler National Corporation said, "We are proud to have BCH Development, L.C., another Kansas based company, as the developer of the land associated with Boot Hill Casino and Resort. We are excited to be able to begin work on Phase I of the Boot Hill Casino and Resort. We are moving forward with the development of a first class destination casino and resort in Dodge City and expect to break ground in 2008."

About Butler National Corp:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference. Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS  66062

Public Relations Phone: 214-663-5833
Phone Office: 913-780-9595
Phone Fax: 913-780-5088

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com

Direct Investor Relations
Phone office 830-669-2466

For more information, please visit the Company web site:  www.butlernational.com
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